UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2021

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 16, 2021, Bio-Path Holdings, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) relating to the Company’s public offering (the “Offering”) of 1,710,600 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Placement Agency Agreement, the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 5.0% of the gross proceeds received in the Offering. The Company has also agreed to reimburse the Placement Agent’s expenses up to $50,000. The purchase price per share in the Offering was $7.60 for aggregate gross proceeds to the Company of approximately $13.0 million.

In addition, on February 16, 2021, the Company and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell 1,650,000 shares of Common Stock in the Offering to such investors. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Shares will be issued pursuant to a prospectus supplement dated as of February 16, 2021, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-231537), which became effective on June 5, 2019, and the base prospectus dated as of June 5, 2019 contained in such registration statement.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses are expected to be approximately $12.2 million. The Offering is expected to close on or about February 18, 2020, subject to the satisfaction of customary closing conditions. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Placement Agency Agreement and the form of Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Placement Agency Agreement and the form of Purchase Agreement, which are attached hereto as Exhibits 99.1 and 10.1, respectively.

Item 7.01 Regulation FD Disclosure.

On February 13, 2021, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Bio-Path Holdings, Inc. Announces Proposed Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.2.

On February 16, 2021, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Bio-Path Holdings, Inc. Announces Pricing of $13.0 Million Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Winstead PC

10.1*	Form of Securities Purchase Agreement

23.1*	Consent of Winstead PC (included in Exhibit 5.1)

99.1*	Placement Agency Agreement, dated as of February 16, 2021, by and between Bio-Path Holdings, Inc. and Roth Capital Partners, LLC

99.2*	Press Release dated February 13, 2021

99.3*	Press Release dated February 16, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: February 17, 2021	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Winstead PC

10.1*	Form of Securities Purchase Agreement

23.1*	Consent of Winstead PC (included in Exhibit 5.1)

99.1*	Placement Agency Agreement, dated as of February 16, 2021, by and between Bio-Path Holdings, Inc. and Roth Capital Partners, LLC

99.2*	Press Release dated February 13, 2021

99.3*	Press Release dated February 16, 2021

* Filed herewith.